CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of PaperClip Software, Inc. for the quarter ended December 31, 2006, I, Aidong Yu, Chief Executive Officer and Chief Financial Officer of PaperClip Software, Inc. Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the period ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of PaperClip Software, Inc.

PAPERCLIP SOFTWARE, INC.

Date: February 20, 2007	By:	/s/ Aidong Yu
AIDONG YU
Chief Executive Officer Chief Financial Officer